Exhibit 99.1
ICU Medical, Inc. Announces Second Quarter 2018 Results
Company Updates FY 2018 Guidance

SAN CLEMENTE, Calif., August 9, 2018 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products used in infusion therapy and critical care applications, today announced financial results for the quarter ended June 30, 2018.

Second Quarter 2018 Results

Second quarter 2018 revenue was $360.5 million, compared to $331.5 million in the same period last year. GAAP gross profit for the second quarter of 2018 was $151.8 million, as compared to $88.1 million in the same period last year. GAAP gross margin for the second quarter of 2018 was 42%, as compared to 27% in the same period last year. GAAP net income for the second quarter of 2018 was $31.1 million, or $1.44 per diluted share, as compared to GAAP net loss of $37.1 million, or $(1.87) per diluted share, for the second quarter of 2017. Adjusted diluted earnings per share for the second quarter of 2018 were $2.66 as compared to $0.76 for the second quarter of 2017. Also, adjusted EBITDA was $77.4 million for the second quarter of 2018 as compared to $47.0 million for the second quarter of 2017.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "Second quarter revenues were in line with our expectations and adjusted EBITDA and adjusted diluted earnings per share were slightly above our expectations.”

Revenues by product line for the three and six months ended June 30, 2018 and 2017 were as follows (in millions):

	Three months ended June 30,				Six months ended June 30,
Product Line	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Infusion Consumables	$123.8	$77.5	$46.3	59.7%	$243.7	$153.2	90.5	59.1%
IV Solutions*	135.4	134.4	1.0	0.7%	279.8	231.8	48.0	20.7%
Infusion Systems	88.4	73.1	15.3	20.9%	181.8	119.8	62.0	51.8%
Critical Care	12.9	11.9	1.0	8.4%	27.2	24.3	2.9	11.9%
Other	—	34.6	(34.6)	(100.0)%	—	50.1	(50.1)	(100.0)%
	$360.5	$331.5	$29.0	8.7%	$732.5	$579.2	$153.3	26.5%

*IV Solutions includes $19.5 million and $37.6 million of contract manufacturing to Pfizer for the three and six months ended June 30, 2018, respectively, as compared to $21.0 million and $35.7 million for the same periods in the prior year.

The Company ended the second quarter of 2018 with a strong balance sheet. During the second quarter of 2018, cash, cash equivalents and short and long-term investment securities increased by $54.5 million to $333.1 million at June 30, 2018 and working capital was $697.1 million.

Fiscal Year 2018 Guidance Update

The Company is modifying its full year 2018 guidance of adjusted EBITDA from a range of $240 million to $260 million to a range of $270 million to $280 million and adjusted earnings per share from a range of $6.60 to $7.30 to a range of $8.30 to $8.70.

Conference Call

The Company will host a conference call to discuss second quarter 2018 financial results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 7399329. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical products used in infusion therapy and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed system transfer devices for hazardous drugs, sterile IV solutions, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers and the Company’s ability to meet expectations regarding the integration of the Hospira infusion systems business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$309,097	$290,072
Short-term investment securities	18,069	10,061
TOTAL CASH, CASH EQUIVALENTS AND INVESTMENT SECURITIES	327,166	300,133
Accounts receivable, net of allowance for doubtful accounts of $4,444 at June 30, 2018 and $3,311 at December 31, 2017	149,938	112,696
Inventories	288,950	288,657
Prepaid income taxes	26,388	10,594
Prepaid expenses and other current assets	28,742	41,286
Related-party receivable	78,358	98,807
Assets held-for-sale	—	12,489
TOTAL CURRENT ASSETS	899,542	864,662
PROPERTY AND EQUIPMENT, net	415,727	398,684
LONG-TERM INVESTMENT SECURITIES	5,947	14,579
GOODWILL	13,348	12,357
INTANGIBLE ASSETS, net	134,812	143,753
DEFERRED INCOME TAXES	19,584	24,775
OTHER ASSETS	37,384	38,141
TOTAL ASSETS	$1,526,344	$1,496,951
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$91,186	$78,228
Accrued liabilities	111,280	132,064
TOTAL CURRENT LIABILITIES	202,466	210,292
CONTINGENT EARN-OUT LIABILITY	29,000	27,000
OTHER LONG-TERM LIABILITIES	31,805	55,326
DEFERRED INCOME TAXES	1,412	1,487
INCOME TAX LIABILITY	4,592	4,592
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized, 80,000 shares; Issued and outstanding, 20,460 shares at June 30, 2018 and 20,210 shares at December 31, 2017	2,046	2,021
Additional paid-in capital	644,389	625,568
Treasury stock, at cost	(20)	—
Retained earnings	627,884	585,624
Accumulated other comprehensive loss	(17,230)	(14,959)
TOTAL STOCKHOLDERS' EQUITY	1,257,069	1,198,254
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,526,344	$1,496,951
______________________________________________________
(1) December 31, 2017 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
REVENUES:
Net sales	$360,460	$331,218	$732,493	$578,461
Other	—	296	—	792
TOTAL REVENUE	360,460	331,514	732,493	579,253
COST OF GOODS SOLD	208,660	243,452	431,692	402,246
GROSS PROFIT	151,800	88,062	300,801	177,007
OPERATING EXPENSES:
Selling, general and administrative	83,538	85,106	170,535	149,992
Research and development	13,575	12,967	26,161	24,608
Restructuring, strategic transaction and integration	18,690	19,921	40,259	49,322
Change in fair value of contingent earn-out	6,000	6,000	2,000	6,000
Contract settlement	—	—	28,917	—
TOTAL OPERATING EXPENSES	121,803	123,994	267,872	229,922
INCOME (LOSS) FROM OPERATIONS	29,997	(35,932)	32,929	(52,915)
BARGAIN PURCHASE GAIN	—	—	—	63,237
INTEREST EXPENSE	(130)	(525)	(265)	(1,038)
OTHER (EXPENSE) INCOME , net	(270)	(2,720)	756	(2,613)
INCOME (LOSS) BEFORE INCOME TAXES	29,597	(39,177)	33,420	6,671
BENEFIT FOR INCOME TAXES	1,457	2,117	2,509	12,132
NET INCOME (LOSS)	$31,054	$(37,060)	$35,929	$18,803
NET INCOME (LOSS) PER SHARE
Basic	$1.53	$(1.87)	$1.77	$0.98
Diluted	$1.44	$(1.87)	$1.67	$0.93
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	20,352	19,821	20,304	19,153
Diluted	21,569	19,821	21,536	20,312

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted EBITDA excludes the following items from net income:

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Legal settlement: Occasionally, we are involved in legal proceedings that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Contract settlement: Occasionally, we are involved in contract renegotiations that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Bargain purchase gain: We may incur a bargain purchase gain on certain acquisitions if the fair market value of the identifiable assets acquired and liabilities assumed, net of deferred taxes exceeds the total consideration paid. We exclude such gains as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Disposition of certain assets: Occasionally, we may dispose of certain assets if no longer needed for current operations. We exclude any gains or losses recognized on the sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Impairment of assets held for sale: We have excluded the effect of the impairment on assets held for sale in calculating our non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share. Impairments on assets no longer used in operations are not reflective of our ongoing business and operating results.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, interest, net, stock compensation expense, intangible asset amortization expense, restructuring, strategic transaction and integration, adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value, legal settlement, contract settlement, bargain purchase gain, which was tax free, change in fair value of contingent earn-out, disposition of certain assets, impairment of assets held for sale and the impact of tax reform. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended June 30,
	2018	2017
GAAP net income	$31,054	$(37,060)

Non-GAAP adjustments:
Interest, net	(787)	326
Stock compensation expense	6,297	4,799
Depreciation and amortization expense	17,604	18,312
Restructuring, strategic transaction and integration	18,690	19,921
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	—	33,080
Legal settlement	—	809
Contract settlement	—	—
Bargain purchase gain	—	—
Change in fair value of contingent earn-out	6,000	6,000
Disposition of certain assets	—	2,880
Impairment of assets held for sale	—	—
Benefit for income taxes	(1,457)	(2,117)
Total non-GAAP adjustments	46,347	84,010

Adjusted EBITDA	$77,401	$46,950

	Adjusted diluted earnings per share
	Three months ended June 30,
	2018	2017
GAAP diluted earnings per share	$1.44	$(1.87)

Non-GAAP adjustments:
Interest, net	(0.04)	0.02
Stock compensation expense	0.29	0.24
Amortization expense	0.19	0.20
Restructuring, strategic transaction and integration	0.87	1.01
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	—	1.67
Legal settlement	—	0.04
Contract settlement	—	—
Bargain purchase gain	—	—
Change in fair value of contingent earn-out	0.28	0.30
Disposition of certain assets	—	0.15
Impairment of assets held for sale	—	—
Estimated income tax impact from adjustments	(0.37)	(1.00)
Adjusted diluted earnings per share	$2.66	$0.76

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2018 Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net income	$80	$88

Non-GAAP adjustments:
Stock compensation expense	24	24
Depreciation and amortization expense	73	73
Restructuring, strategic transaction and integration	85	85
Provision for income taxes	8	10
Total non-GAAP adjustments	190	192

Adjusted EBITDA	$270	$280

GAAP diluted earnings per share	$3.70	$4.10

Non-GAAP adjustments:
Stock compensation expense	$1.13	$1.13
Amortization expense	$0.76	$0.76
Restructuring, strategic transaction and integration	$3.97	$3.97
Estimated income tax impact from adjustments	$(1.26)	$(1.26)
Adjusted diluted earnings per share	$8.30	$8.70

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254